UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2016

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On March 2, 2016, Avista Corporation (Avista Corp.) entered into four separate Sales Agency Agreements (each, an “Agreement” and collectively, the “Agreements”) with BNY Mellon Capital Markets, LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Sales Agents”). Under the terms of the Agreements, Avista Corp. may offer and sell up to 3,795,199 shares of its common stock, no par value, from time to time through the Sales Agents, as Avista Corp.’s agents for the offer and sale of the shares. Unless earlier terminated, each Agreement will terminate upon the earlier of (i) the sale of all of the shares through such Agreement or (ii) February 29, 2020.

The offering of shares will be made pursuant to Avista Corp.’s registration statement previously filed with the Securities and Exchange Commission (SEC) (File No. 333-209714), which became effective on February 25, 2016 (the “Registration Statement”). Avista Corp. filed a prospectus supplement with the SEC in connection with this offer and sale of shares.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement. Such exhibits are hereby incorporated by reference into the Registration Statement.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of securities is being made only by means of a prospectus and related prospectus supplement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

1.1	Sales Agency Agreement dated as of March 2, 2016 between Avista Corp. and BNY Mellon Capital Markets, LLC.

1.2	Sales Agency Agreement dated as of March 2, 2016 between Avista Corp. and Credit Suisse Securities (USA) LLC.

1.3	Sales Agency Agreement dated as of March 2, 2016 between Avista Corp. and J.P. Morgan Securities LLC.

1.4	Sales Agency Agreement dated as of March 2, 2016 between Avista Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	March 2, 2016	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel
and Chief Compliance Officer